Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of May 5, 2019 (this “Agreement”), is entered into by and among Midstates Petroleum Company, Inc., a Delaware corporation (“Parent”), and the undersigned signatory set forth on the signature pages hereto under the heading “Company Stockholder” (the “Company Stockholder”). Parent and the Company Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company Stockholder is the beneficial or record owner, and has either sole voting power or shared voting power over, such number of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) as is indicated on Schedule A attached hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Amplify Energy Corp., a Delaware corporation (the “Company”) and Midstates Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), that provides, among other things, for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, as a condition and an inducement to Parent’s and the Company’s willingness to enter into the Merger Agreement, the Company Stockholder has agreed to enter into this Agreement with respect to all Company Common Stock that the Company Stockholder Beneficially Owns (as defined below), or owns of record; and

WHEREAS, Parent desires that the Company Stockholder agrees, and the Company Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below), and to vote its Subject Securities in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions.  This Agreement is one of the “Designated Stockholder Voting Agreements” as defined in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof, (c) any material amendment of the Merger Agreement or any amendment to Section 8.1(f) thereof, or (d) the termination of this Agreement by mutual written consent of the Parties.

“Subject Securities” shall mean, collectively, shares of Company Common Stock and New Company Common Stock.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Securities subject to Section 3 of this Agreement that is less than the amount of Subject Securities subject to Section 3 as of the date hereof. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2.                                                Agreement to Retain Subject Securities.

(a)                                                     Transfer and Encumbrance of Subject Securities.  From the date hereof until the Expiration Time, the Company Stockholder shall not, with respect to any Subject Securities Beneficially Owned by the Company Stockholder, (a) Transfer any such Subject Securities or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto. Notwithstanding the foregoing, this Section 2(a) shall not prohibit a Transfer of any Subject Securities by the Company Stockholder to an Affiliate of the Company Stockholder; provided, that a Transfer described in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.

(b)                                                     Additional Purchases; Adjustments.  The Company Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity that the Company Stockholder purchases or otherwise acquires or with respect to which the Company Stockholder otherwise acquires voting power after the execution of this Agreement and prior to the Expiration Time (the “New Company Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Company Common Stock, and the Company Stockholder shall promptly notify Parent of the existence of any New Company Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

(c)                                                      Unpermitted Transfers; Involuntary Transfers.  Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of the Company Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.                                                Agreement to Vote and Approve.  From and after the date hereof until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, the Company Stockholder shall, and shall cause each holder of record of Subject Securities on any applicable record date to (including via proxy), vote the Subject Securities: (a) in favor of (i) the approval and adoption of the Merger Agreement (unless a Company Change in Recommendation has occurred), and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve and adopt the Merger Agreement and (b) against (i) any action or agreement that would reasonably be expected to result in (x) any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s bylaws or certificate of incorporation), (ii) any Company Alternative Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement, provided, however, that this clause (ii) shall not apply to any Company Alternative Proposal or any other transaction, proposal or action that is the subject of a Company Change in Recommendation, (iii) any action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement provided, however, that this clause (iii) shall not apply to any action, agreement or transaction that is the subject of a Company Change in Recommendation and (iv) any action that may reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of Parent in the Merger Agreement or of the Company Stockholder in this Agreement.

4.                                                Irrevocable Proxy.  Upon the request of Parent, the Company Stockholder shall appoint and constitute Parent, until the Expiration Time (at which time such proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Company Stockholder’s true and lawful attorney-in-fact and proxy (which proxy shall be irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the Delaware General Corporation Law), to the fullest extent of the Company Stockholder’s rights with respect to the Subject Securities Beneficially Owned by the Company Stockholder, to vote such Subject Securities solely with respect to the matters set forth in Section 3 hereof and the Company Stockholder shall retain the authority to vote its Subject Securities on all other matters. The Company Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of any such proxy.  The Parties agree that Parent will use the irrevocable proxy that may be granted by the Company Stockholder only in accordance with applicable Law and only if the Company Stockholder fails to comply with Section 3. The Company Stockholder hereby agrees not to grant any proxy that conflicts or is inconsistent with the proxy that may be granted to Parent in this Agreement.

5.                                                Representations and Warranties of the Company Stockholder.  The Company Stockholder hereby represents and warrants to Parent as follows:

(a)                                                     Due Authority.  The Company Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Company Stockholder and constitutes a valid and binding agreement of the Company Stockholder enforceable against it in accordance with its terms.

(b)                                                     Ownership of the Company Common Stock.  As of the date hereof, the Company Stockholder (i) Beneficially Owns the shares of Company Common Stock indicated on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement or as set forth on Schedule B1, and (ii) except as set forth on Schedule B2, has sole voting power over all of the shares of Company Common Stock Beneficially Owned by the Company Stockholder. As of the date hereof, the Company Stockholder does not Beneficially Own any capital stock or other securities of the Company other than the shares of Company Common Stock set forth on Schedule A. As of the date hereof, the Company Stockholder does not Beneficially Own any rights to purchase or acquire any shares of capital stock of the Company except as set forth on Schedule A, or as set forth on Schedule B3.

(c)                                                      No Conflict; Consents.

(i)                                     The execution and delivery of this Agreement by the Company Stockholder does not, and the performance by the Company Stockholder of the obligations under this Agreement and the compliance by the Company Stockholder with any provisions hereof do not and will not: (A) conflict with or violate any Law applicable to the Company Stockholder, or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock Beneficially Owned by the

Company Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company Stockholder is a party or by which the Company Stockholder is bound.

(ii)                                  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to the Company Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Company Stockholder of the transactions contemplated hereby.

(d)                                                     Absence of Litigation.  There is no Proceeding pending against, or, to the knowledge of the Company Stockholder, threatened against or affecting, the Company Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Company Stockholder to perform the Company Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)                                                      Ownership of Parent Common Stock.  Except as set forth on Schedule B4, as of the date hereof, the Company Stockholder does not Beneficially Own any shares of Parent Common Stock.

6.                                                Termination.  This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, however, that the covenants and agreements contained in Section 7 and Section 9 shall survive the consummation of the Merger and remain in full force and effect until all obligations with respect thereto shall have been fully performed or fully satisfied or shall have been terminated in accordance with their terms. Notwithstanding the preceding sentence, this Section 6 and Section 10 shall survive any termination of this Agreement. Nothing in this Section 6 shall relieve or otherwise limit any party of liability for a breach of this Agreement.

7.                                                Notice of Certain Events.  The Company Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Company Stockholder under this Agreement and (b) the receipt by the Company Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6 shall not limit or otherwise affect the remedies available to any party.

8.                                                No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Company Stockholder, and Parent shall not have the authority to direct Company Stockholder in the voting or disposition of any Subject Securities, except as otherwise expressly provided herein.

9.                                                No Solicitation.  The Company Stockholder agrees that it will not, and will cause its Affiliates not to, and will use commercially reasonable efforts to cause its and their

Representatives not to, directly or indirectly, take any of the actions listed in clauses (i)-(vii) in Section 6.4(b) of the Merger Agreement.

10.                                         Waiver of Certain Actions.  The Company Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) except in the case of gross negligence or willful misconduct, alleging a breach of any duty of the Company Board or Parent Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

11.                                         Miscellaneous.

(a)                                                     Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

(b)                                                     Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 11(b) shall not be deemed to prevent Parent from engaging in any merger, consolidation or other business combination transaction.

(c)                                                      Amendments and Modifications.  No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) Parent, and (ii) the Company Stockholder. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(d)                                                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email or facsimile (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)        if to the Company Stockholder, to:

Fir Tree Capital Management LP

55 West 46th Street, 29th Floor

New York, NY 10036

Attention: General Counsel

Email: Legalnotices@firtree.com

(ii)                                                   if to Parent, to:

Midstates Petroleum Company, Inc.

321 South Boston, Suite 1000

Tulsa, OK 74103

Attention: Scott C. Weatherholt

Email: scott.weatherholt@midstatespetroleum.com

With a copy (which shall not be considered notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson and William N. Finnegan IV

Email:            ryan.maierson@lw.com

bill.finnegan@lw.com

Or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

(e)                                                      Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

(f)                                                       Submission to Jurisdiction.  Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising under or relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Court of Chancery of the State of Delaware (or if such court declines to accept jurisdiction over a particular matter, any Federal court located within the State of Delaware) (the “Chosen Courts”) and, solely in connection with such claims, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(d) or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. The consent to jurisdiction set forth in this Section 11(f) shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 11(f). The Parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(g)                                                      Enforcement.  The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 6, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 11(g), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.

(h)                                                     No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i)                                                         WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (C) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(i).

(j)                                                        Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

(k)                                                     Counterparts.  This Agreement may be executed in two or more counterparts, including via email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all parties need not sign the same counterpart.

(l)                                                         No Agreement Until Executed.  This Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the Parties unless and until (i) the Merger Agreement is executed and delivered by all parties thereto, and (ii) this Agreement is executed and delivered by the Parties.

(m)                                                 Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

(n)                                                     Action in Company Stockholder Capacity Only.  No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. The Parties acknowledge and agree that this Agreement is entered into by the Company Stockholder solely in its capacity as the Beneficial Owner of shares of Company Common Stock and nothing in this Agreement shall (i) restrict in any respect any actions taken by the Company Stockholder or its designees or Representatives who are a director or officer of the Company solely in his or her capacity as a director or officer of the Company or (ii) be construed to prohibit, limit or restrict the Company Stockholder from exercising its fiduciary duties as a director or officer of the Company. For the avoidance of doubt, nothing in this Section 11(n) shall in any way modify, alter or amend any of the terms of the Merger Agreement.

(o)                                                     Documentation and Information.  The Company Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except as may be required by applicable Law including, but not limited to, any necessary filings with respect to the Merger or this Agreement under the Securities Act and the Exchange Act (provided that reasonable notice of any such disclosure will be provided to Parent). The Company Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Company Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Company Stockholder’s commitments and obligations under this Agreement, and the Company Stockholder acknowledges that Parent may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity, provided, that nothing herein relieves the Company from its obligations under the Merger Agreement, including those obligations set forth in Section 6.7 and Section 6.16 of the Merger Agreement. The Company Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and the Company Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by the Company Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

(p)                                                     Obligation to Update Schedule A.  The Company Stockholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Company Stockholder, the Company Stockholder will, as promptly as practicable following the completion of thereof, notify Parent in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

(q)                                                     Treatment of Company Registration Rights Agreement. Prior to the Effective Time, to the extent the Company Stockholder has rights under that certain Registration Rights Agreement, dated May 4, 2017, by and between the Company and certain holders of Company Common Stock party thereto (the “Company Registration Rights Agreement”), Parent and the Company Stockholder shall use reasonable best efforts to cause the assumption by Parent of the obligations of the Company under the Company Registration Rights Agreement, which efforts shall include negotiating in good faith with each other and with the Company to enter into a consolidated registration rights agreement among Parent and the holders of Company Common Stock that are party to the Company Registration Rights Agreement and the holders of Parent Common Stock that are party to that certain Registration Rights Agreement, dated October 21, 2016, by and between Parent and certain holders of Parent Common Stock party thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ David J. Sambrooks
Name:	David J. Sambrooks
Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

COMPANY STOCKHOLDER

FT SOF IV HOLDINGS LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

FT SOF V HOLDINGS LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

FIR TREE E&P HOLDINGS VII, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

FIR TREE E&P HOLDINGS VIII, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

[Signature Page to Voting Agreement]

Schedule A

Name of Owner	Number of Shares of Company Common Stock Beneficially Owned	Number of Shares of Company Common Stock Owned of Record
FT SOF IV HOLDINGS LLC	153,743	—
FIR TREE CAPITAL OPPORTUNITY MASTER FUND III, LP	256,760	—
FIR TREE E&P HOLDINGS VIII LLC	2,848,749	—
FIR TREE E&P HOLDINGS VII LLC	3,414,613	—

Schedule B

B1

None.

B2

None.

B3

None.

B4

Name of Owner	Number of Shares of Parent Common Stock Beneficially Owned
FT SOF IV HOLDINGS, LLC	80,247